EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in:

•	the Registration Statements on Form S-3 (Nos. 333-149573; 333-51462; and 333-55721);

•	the Registration Statements on Form S-4 (No. 333-52722);

•	the Registration Statements on Form S-8 (Nos. 333-143402; 333-128691; 333-103869; 333-100801; 333-57682; 333-89517; 333-83377; 333-70035; 333-48171; 033-62593; and 033-53397); and

•	the Post-Effective Amendments on Form S-8 (Nos. 333-57682 and 333-89517)

of Franklin Resources, Inc. of our report dated November 25, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

November 25, 2008

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